Evolve Transition Infrastructure Receives Notice from NYSE American Regarding Continued Listing Standard

HOUSTON--(GLOBE NEWSWIRE)—December 30, 2022—Evolve Transition Infrastructure LP (NYSE American: SNMP) (“Evolve”) today announced that on December 27, 2022, Evolve received a deficiency letter from NYSE American LLC (“NYSE American”) stating that the NYSE American staff has determined that Evolve’s common units have been selling for a low price per common unit for a substantial period of time and, pursuant to Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”), Evolve’s continued listing is predicated on it effecting a reverse split of its common units or otherwise demonstrating sustained price improvement within a reasonable period of time, which the NYSE American staff have determined to be no later than June 27, 2023.
As a result of the foregoing, Evolve has become subject to the procedures and requirements of Section 1009 of the Company Guide. In compliance with Section 1009, Evolve contacted the NYSE Regulation staff to confirm receipt of the deficiency letter.
The receipt of the deficiency letter has no immediate impact on the listing of Evolve’s common units, which will continue to trade on NYSE American subject to Evolve’s compliance with other continued listing standards of NYSE American. Evolve is currently evaluating its available options and intends to include its plan to regain compliance with Section 1003(f)(v) of the Company Guide as part of the plan to be submitted no later than January 5, 2023, which Evolve is required to submit as a result of Evolve’s receipt of the previously disclosed NYSE American deficiency letter dated December 6, 2022 regarding Evolve’s non-compliance with Sections 1003(a)(i) and (ii) of the Company Guide.
About the Partnership
Evolve Transition Infrastructure LP is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. Evolve owns natural gas gathering systems, pipelines and processing facilities in South Texas and continues to pursue energy transition infrastructure opportunities.

Additional Information
Additional information about Evolve can be found in Evolve’s documents on file with the United States Securities and Exchange Commission (“SEC”) which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.
Forward-Looking Statements
This press release contains “forward-looking statements,” which involve risks and uncertainties. All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to Evolve’s future strategy, future uses of capital, future operations, plans and objectives of management or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about Evolve’s submission of a plan to the NYSE American staff, Evolve’s ability to comply with the procedures and requirements of Section 1009 of the Company Guide and Evolve’s ability to regain compliance with Section 1003(f)(v) of the Company Guide. In some cases, you can identify forward-looking statements by terminology such as “may,” “expect,” “plan,” “anticipate,” “believe,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Evolve’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Evolve that may cause Evolve’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Therefore, you should not rely on any of these forward-looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and actual results may differ materially from those anticipated or implied in forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, please read Evolve’s filings with the SEC, with particular attention to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Evolve’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov. These cautionary statements qualify all forward-looking statements attributable to Evolve or persons acting on Evolve’s behalf. Except as otherwise required by applicable law, Evolve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

PARTNERSHIP CONTACT
Charles C. Ward
Chief Financial Officer
ir@evolvetransition.com
(713) 800-9477